Exhibit 10.1

AGREEMENT OF SUBLEASE between Citibank N.A., Sublandlord and Value Line, Inc., Subtenant Premises: 9th Floor 485 Lexington Avenue New York, New York Dated: As of February 7, 2013

Exhibits

Exhibit A – Lease
Exhibit B – Floor Plan of Premises
Exhibit C – Property
Exhibit D – Commencement Date Agreement
Exhibit E – Tenant’s Initial Buildout
Exhibit F –  Form of Consent

AGREEMENT OF SUBLEASE

AGREEMENT OF SUBLEASE (this “Sublease”), made as of the 7th day of February, 2013, between CITIBANK, N.A., a national banking association (“Sublandlord”), and VALUE LINE, INC., a New York corporation with offices at 220 East 42nd Street, New York, New York (“Subtenant”).

R E C I T A L S :

A.           WHEREAS, by that certain Agreement of Lease dated as of October 12, 2005, as amended pursuant to that certain (i) First Amendment to Lease dated as of March 1, 2006 and (ii) First Amendment to Lease and Stairwell License Agreement dated as of August 6, 2007 (collectively, and as same may be hereafter amended, the “Lease”), a redacted copy of which Lease is attached hereto as Exhibit A, Sublandlord, as tenant, leases from GREEN 485 OWNER LLC, GREEN 485 TIC LLC and 485 EAT OWNER LLC, collectively, the landlord under the Lease (“Landlord”), the ninth (9th) floor, approximately 44,493 square feet (the “Premises”), as well as certain other space as more particularly described in the Lease (collectively, the “Entire Leased Premises”), in the building (the “Building”) located at 485 Lexington Avenue, New York, New York; and

B.           WHEREAS, a redacted copy of the Lease has been delivered to Subtenant; and

C.           WHEREAS, Sublandlord desires to sublease to Subtenant the entire Premises as shown on Exhibit B attached hereto and Subtenant desires to hire the Premises from Sublandlord on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is mutually agreed as follows:

1.             Subleasing of Premises.  Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Premises, upon and subject to the terms and conditions hereinafter set forth.  This Sublease includes, at no additional cost, the furniture, fixtures, equipment and cabling in the Premises on the date of this Sublease shown on the plans attached hereto as Exhibit C (the “Property”).  During the term of this Sublease (a) on or before January 28, 2017, Subtenant shall not remove the Property from the Premises without the prior written consent of Sublandlord, which shall not be unreasonably withheld so long as such removal shall not diminish the utility or marketability of the Premises and (b) Sublandlord shall retain a lien on the Property at the Premises as security for Subtenant’s obligations under this Lease.  After January 28, 2017, Subtenant may remove all of the Property from the Premises without the prior written consent of Sublandlord.  In addition to the foregoing, at any time during the term of this Sublease, Subtenant may remove Property that, in the aggregate, does not exceed $1,000 in value (as reasonably determined by Subtenant), without Sublandlord’s consent, provided Subtenant (i) notifies Sublandlord regarding same and (ii) replaces such Property with furniture of equal or greater value, that is not encumbered or subject to any liens.  As of the Expiration Date (as hereinafter defined), Subtenant shall be responsible to remove any Property from the Premises and the Building required to be removed pursuant to the Lease upon the expiration or sooner termination of this Sublease.  Notwithstanding anything herein to the contrary, during the Term (as hereinafter defined), Sublandlord shall have the right of access to each of the pump room and electrical switch room as identified on Exhibit B hereto, in order to perform certain maintenance thereto and to remove personalty and alterations therefrom.

2.             Term.

2.1            The term (the “Term”) of this Sublease shall commence on the date (the “Commencement Date”) that is the later of (a) the delivery to Subtenant of possession of the Premises in the condition required by this Sublease, and (b) July 1, 2013, and shall terminate on February 27,  2017 or on such earlier date upon which the Term shall expire or be canceled or terminated pursuant to any of the terms or conditions of this Sublease or the Lease, or pursuant to law (the “Expiration Date”).  Notwithstanding anything in the Lease to the contrary (including, without limitation Article 51 thereof), Subtenant shall not have any option to extend the term of this Sublease.

2.2           If Sublandlord is unable or fails to deliver possession of the Premises to Subtenant on or before July 1, 2013 in the condition required by the terms of this Sublease, then, as Subtenant’s sole and exclusive remedy (a) the Commencement Date shall be postponed until the date that possession of the Premises are ready for delivery to Subtenant, (b) Sublandlord shall pay to Subtenant One Hundred Eighty Six Thousand Dollars ($186,000) on July 1, 2013, (c) if the possession of the Premises has not been delivered to Subtenant by August 1, 2013, Sublandlord shall pay to Subtenant an additional One Hundred Eighty Six Thousand Dollars ($186,000), and (d) if the possession of the Premises has not been delivered to Subtenant by September 1, 2013, (i) Sublandlord shall pay to Subtenant One Hundred Eighty Six Thousand Dollars ($186,000) per month for four (4) consecutive months on the first day of each month commencing September 1, 2013, and such obligation shall survive termination of this Sublease, and (ii) this Sublease shall automatically terminate (unless both parties agree in writing to extend such date), whereupon Sublandlord shall return the Security (as hereinafter defined) to Subtenant.  Other than as expressly provided in this Section 2.2, Subtenant waives the right to recover further damages which may result from such failure to give possession and agrees that the provisions of this Section 2.2 shall constitute an “express provision to the contrary” within the meaning of Section 223(a) of the New York Real Property Law.

2.3           Promptly following the Commencement Date, Sublandlord and Subtenant shall execute an agreement confirming the Commencement Date substantially in the form attached hereto as Exhibit D; provided, however, the failure to so confirm the Commencement Date shall have no effect on the Commencement Date.

2.4           Commencing from and after the date hereof, Subtenant shall be permitted to periodically access the Premises, upon written request and reasonable notice to Sublandlord not less than three (3) days in advance, solely for the purpose of taking non-invasive measurements, doing space planning and conducting related activities; provided, that, no such access by Subtenant shall materially interfere with Sublandlord’s operations or subject Sublandlord to any default under the Lease.  Such entry shall be limited to a maximum of two (2) hours per visit.  Sublandlord may elect to have a representative of Sublandlord accompany Subtenant during any hours that Subtenant has such access.

3.             Base Rent and Additional Rent.

3.1           Subtenant shall pay to Sublandlord, as base rent (“Base Rent”) during the Term the following amount: One Million Four Hundred Sixty-Eight Thousand Two Hundred Sixty-Nine and No/100 Dollars ($1,468,269.00) per annum, payable in equal monthly installments of One Hundred Twenty-Two Thousand Three Hundred Fifty-Five and 75/100 Dollars ($122,355.75), on the first day of each month during the Term.

3.2           If the Commencement Date shall occur on a date other than the first day of any calendar month, the Base Rent payable hereunder for such month shall be prorated on a per-diem basis and shall be paid on the first day of the first full month following the Commencement Date.

3.3           Provided that Subtenant is not then in default under this Sublease (beyond any applicable notice and cure period), Subtenant shall be entitled to an aggregate credit of Seven Hundred Thirty-Four Thousand One Hundred Thirty-Four and 50/100 Dollars ($734,134.50) to be applied in six (6) equal installments against Base Rent due hereunder for the first six (6) full calendar months following the month in which the Commencement Date occurs.

3.4           If Subtenant shall fail to pay when due any installment of Base Rent, additional rent or other costs, charges and sums payable by Subtenant hereunder (such additional rent or other costs, charges and sums, together with Base Rent, hereinafter collectively referred to as the “Rental”) for a period of five (5) business days after the date on which such installment or payment is due, Subtenant shall pay to Sublandlord, in addition to such installment of Base Rent or Rental, as the case may be a sum equal to interest at the Applicable Rate (hereinafter defined) per annum on the amount unpaid, commencing from the date such payment was due to and including the date of payment.  The “Applicable Rate” shall be the rate equal to the lesser of (i) three (3) percentage points above the rate of interest announced from time to time by Citibank, N.A. as its prime, reference or corporate based rate, changing as and when said prime, reference or corporate base rate changes or (ii) the maximum rate permitted by applicable law.

3.5           All Base Rent and other Rental shall be paid to Sublandlord at its address for payment of Rental as set forth in Section 13 hereof, unless Sublandlord shall otherwise so direct in writing by good and sufficient check (subject to collection) drawn on a nationally recognized bank so that “available funds” shall be paid immediately to Sublandlord. Upon Sublandlord’s notice to Subtenant, Base Rent and other Rental shall be paid by wire transfer of immediately available Federal Reserve Funds (hereinafter defined) to Sublandlord or its designee pursuant to the instructions delivered by Sublandlord. As used herein, the term “Federal Reserve Funds” shall mean the receipt by a bank or banks in the Continental United States designated by Sublandlord of U. S. dollars in form that does not require further clearance, and may be applied at the direction of Sublandlord by such recipient bank or banks on the day of receipt of advice that such funds have been wire transferred. Subtenant’s obligation to make such payments shall survive the expiration or earlier termination of the Lease and/or this Sublease.

3.6           Subtenant shall promptly pay the Rental as and when the same shall become due and payable without notice or demand therefor, except as such notice or demand as may be expressly provided for in this Sublease, and without any abatement, set-off, offset or deduction of any kind whatsoever (except as expressly provided for herein) and, in the event of Subtenant’s failure to pay the same when due, Sublandlord shall have all of the rights and remedies provided for herein or at law or in equity, in the case of non-payment of rent.

3.7           Sublandlord’s failure during the Term to prepare and deliver any statements or bills required to be delivered to Subtenant hereunder, or Sublandlord’s failure to make a demand under this Sublease shall not in any way be deemed to be a waiver of, or cause Sublandlord to forfeit or surrender, its rights to collect any Rental which may have become due pursuant to this Sublease during the Term.  Subtenant’s liability for Rental due under this Sublease accruing during the Term, and Sublandlord’s obligation to refund overpayments of or adjustments to Rental paid to it by Subtenant, shall survive the expiration or earlier termination of this Sublease.

4.              Use.

4.1           Subtenant shall use and occupy the Premises for general office use and for no other purpose and otherwise in accordance with the terms and conditions of the Lease.

4.2           Under no circumstances shall Subtenant be entitled to use of the “Fire Stairs” (defined in the First Amendment to Lease and Stairwell License Agreement between Sublandlord and Landlord dated August 6, 2007), except in the event of an emergency.  Under no circumstances shall Sublandlord, its employees, agents or contractors enter the Premises from the Fire Stairs, except in the event of an emergency.

5.              Covenants with Respect to the Lease.

5.1           Subtenant shall not do anything that would constitute a default under the Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease so as to cause there to be a default under the Lease.  Subtenant shall not do anything under this Sublease for which Landlord’s consent is required under the Lease without first obtaining such consent from Landlord.    Sublandlord shall not knowingly and voluntarily do anything that would constitute a default under the Lease or omit to do anything that Sublandlord is obligated to do under the terms of the Lease.

5.2           Except as otherwise expressly provided herein, the time limits set forth in the Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purpose of this Sublease, by lengthening or shortening the same in each instance, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be (and each party covenants that it will do so) within five (5) days prior to the expiration of the time limit, taking into account the maximum grace period, if any, relating thereto contained in the Lease.  Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Premises or the use or occupancy thereof after receipt of same from Landlord, any governmental agency or other third party

5.3           Except as expressly set forth herein, every provision in the Lease requiring Sublandlord, as tenant thereunder, to reimburse Landlord for a cost or expense incurred by Landlord (to the extent such provision is incorporated into this Sublease and any such cost or expense relates to the Premises) shall be construed as a requirement that Subtenant reimburse Sublandlord for all such costs and expenses for which Sublandlord is required to reimburse Landlord.  The foregoing shall not be deemed to permit Sublandlord from requiring that Subtenant reimburse Sublandlord for any capital expenditures, not a part of Expenses pursuant to the Lease, that are assessed against Sublandlord by Landlord directly (and not among other tenants of the Building), unless such capital expenditures are attributable to the acts or omissions of Subtenant or its agents, employees, invitees or contractors.

5.4           Subtenant agrees that this Sublease is and shall be subject to and subordinate to all mortgages and leases to which the Lease is now or hereafter subordinate.

6.              Subordination to and Incorporation of the Lease.

6.1           Subtenant hereby acknowledges that it has read and is familiar with the provisions of the Lease (as redacted in the copy attached hereto as Exhibit A) and agrees that this Sublease is in all respects subject and subordinate to the terms and conditions of the Lease and to all matters to which the Lease is subject and subordinate.  This Section 6.1 shall be self-operative and no further instrument of subordination shall be required. To confirm such subordination, Subtenant shall execute promptly any certificate that Sublandlord may reasonably request.  In addition, this Sublease shall also be subject to and Subtenant accepts this Sublease also subject to any amendments, modifications or supplements to the Lease hereafter made, provided that Sublandlord shall not enter into any amendment, modification or supplement that would prevent or adversely affect the use and occupancy by Subtenant of the Premises in accordance with the terms hereof, or result in the early termination of this Sublease, or increase the obligations of Subtenant or decrease Subtenant’s rights hereunder.  Notwithstanding the foregoing, Sublandlord may enter into an amendment, modification, or supplement to the Lease that does not materially adversely affect Subtenant’s use and occupancy of the Premises or rights under this Lease, or increase the obligations of Subtenant to a de minimis degree, if the same shall have been consented to by Subtenant, which consent shall not be unreasonably withheld, delayed or conditioned.

6.2           Subtenant shall protect, defend, indemnify and hold harmless Sublandlord from and against, any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, which may be sustained or incurred by Sublandlord by reason of Subtenant’s failure to keep, observe or perform any of the terms, provisions, covenants, conditions and obligations on Sublandlord’s part to be kept, observed or performed under this Sublease to the extent same shall be the obligations of Subtenant under the terms of this Sublease with respect to the Premises and have been expressly incorporated herein, provided however that no monies shall be payable by Subtenant under this paragraph except as determined by a final order of a court of competent jurisdiction.

6.3           Except as otherwise expressly provided in, or otherwise inconsistent with or modified by, this Sublease, or to the extent applicable to portions of the Building (other than the Premises), the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Lease are incorporated in this Sublease by reference, and are made a part hereof as if herein set forth at length, Sublandlord being substituted for the “Landlord” under the Lease, Subtenant being substituted for the “Tenant” under the Lease, “Base Rent” being substituted for “Fixed Annual Rent” under the Lease, and the Premises as defined in Recital A of this Sublease being substituted for “Premises” under the Lease, except that the following Articles, Sections and Exhibits of the Lease (or portions thereof described below) are not incorporated into this Sublease and shall have no force and effect: as between Sublandlord and Subtenant: Sections 1.02(n), 1.03, 1.04, 1.07, 2.02, 2.03, 2.04, 3.01, 3.02, 4.01(b), 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.09(a), 4.10, 4.13, 4.14, 4.15, 5.04, 7.02, 8.03, 13.01, 13.02, 13.03, 13.04, 13.05, 13.06, 13.12, 17.01, 20.02(ii), 22.01, 22.02, 22.03, 22.04, 22.05, 22.06, 22.07, 25.03, 30.04, 30.06, 30.08(a) through 30.08(d), 30.11, 30.16, 30.17, 31.01, 31.02, 32.01 (except to the extent modified by Section 17 hereof), 32.08, 34.01, 34.02, 40.01, 44.02, 44.06, 44.07; Articles 42, 45, 48, 49, 51, 52, 53, Exhibit B, Exhibits C-1 and C-2, the two (2) amendments to the Lease dated March 1, 2006 and August 6, 2007, Section 2.01 except the reference to the February 28, 2017 termination date, the second sentence of Section 19.03, the last sentence of Section 21.01, the seventh and eighth sentences of Section 30.03, the last three sentences in Section 35.03, and the words “Except as otherwise provided in this Article 4” in the first sentence of Section 4.01(a).  All amounts payable hereunder by Subtenant shall be payable directly to Sublandlord.

6.4           Except as otherwise provided herein, all rights and remedies available to Landlord against the Tenant (as defined in the Lease) under the Lease and/or by law shall be available to Sublandlord as against Subtenant under this Sublease.  Except as otherwise provided herein, all rights and remedies available to Tenant against the Landlord under the Lease and/or by law and equity shall be available to Subtenant as against Sublandlord under this Sublease.

6.5           As between Sublandlord and Subtenant, any inconsistencies between the express terms of this Sublease and the express terms of the Lease shall be resolved in favor of this Sublease.

7.               Landlord’s Performance Under Lease; Services, Repairs and Alterations.

7.1           Except as otherwise expressly provided herein, Sublandlord shall not be required to provide any of the services that Landlord has agreed to provide pursuant to the Lease (or required by law), including, without limitation, the furnishing of electricity to the Premises that Landlord has agreed to furnish pursuant to the Lease (or required by law), the making of any of the repairs or restorations that Landlord has agreed to make pursuant to the Lease (or required by law), or complying with any laws or requirements of any governmental authorities, or take any other action that Landlord has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Lease, and Subtenant shall rely upon Landlord for the provision, furnishing or making thereof or compliance therewith.  Subtenant shall not have any claim against Sublandlord by reason of Landlord’s failure or refusal to comply with the provisions of the Lease, unless Sublandlord fails to seek enforcement of the Lease in compliance with the terms of this Article 7.  If Landlord shall default in any of its obligations to Sublandlord with respect to the Premises, then Sublandlord shall promptly use commercially reasonable efforts to cause Landlord to promptly cure such default and fulfill Landlord’s obligations under the terms of the Lease. Upon reasonable prior written notice to Sublandlord, Subtenant shall be entitled, but not obligated, to participate with Sublandlord in the enforcement of Sublandlord’s rights against Landlord, and Sublandlord shall take such commercially reasonable steps to enforce Sublandlord’s rights against Landlord as Subtenant may reasonably request in writing (if Subtenant at its option shall request that certain reasonable specific steps be taken), at  Sublandlord’s sole cost and expense.  If, after written request from Subtenant, Sublandlord shall fail or refuse to promptly take appropriate action for the enforcement of Sublandlord’s rights against Landlord with respect to the Premises (or if Sublandlord has used commercially reasonable efforts to enforce its rights under the Lease but has been unsuccessful in causing Landlord to comply with the terms of the Lease), then Subtenant, as its sole remedy against Sublandlord or Landlord, shall have the right, but not the obligation, to take such action in its own name, and for that purpose and only to such extent, all of the rights of Sublandlord under the Lease are hereby conferred upon and assigned to Subtenant to the extent that the same shall apply to the Premises.  In addition, if Sublandlord shall fail or refuse to promptly take appropriate action for the enforcement of Sublandlord’s rights against Landlord with respect to the Premises as aforesaid, then, following written notice to Sublandlord regarding such failure and a five (5) business day cure period in favor of Sublandlord to cure such failure following its receipt of such notice, to the extent Subtenant incurs any reasonable and actual, out-of-pocket expenditures, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding against Landlord in connection therewith, Sublandlord will reimburse Subtenant for such sums so paid within thirty (30) days following Subtenant’s rendition of a bill or statement to Subtenant therefor.  Notwithstanding the foregoing, Sublandlord shall not take (or omit to take) any action to allow the cancellation or termination of the Lease.  If any such action against Landlord in Subtenant’s name shall be barred by reason of lack of privity, non-assignability or otherwise, Subtenant may take such action in Sublandlord’s name provided Subtenant shall have given Sublandlord advance written notice of the same.   The provisions of this Section 7.1 shall survive the expiration or earlier termination of the Lease and/or this Sublease.

7.2           Subtenant shall not make or allow to be made any alterations, changes, additions, improvements or decorations (collectively, “Alterations”), including, without limitation, any “Specialty Alterations” (as defined in the Lease) in, to or about the Premises or any part thereof without the prior written consent of Landlord and Sublandlord.  Notwithstanding the foregoing, as between Sublandlord and Subtenant, Subtenant shall be permitted to make non-structural, decorative Alterations to the interior of the Premises (not exceeding $100,000 in the aggregate, in any 12-month period), without requiring Sublandlord’s consent; provided such Alterations (a) do not require a building permit, (b) are in full compliance with the applicable provisions of the Lease (including, without limitation, any requirement that Subtenant obtain Landlord’s written consent thereto) and (c) shall be subject to the provisions of Section 1 with respect to the Property.  If Landlord and Sublandlord shall consent to any Alterations to the Premises, such Alterations shall be subject to the terms, covenants, conditions and agreements which Landlord or Sublandlord may prescribe from time to time, which shall include a requirement that, prior to the commencement of any Alterations to the Premises, Subtenant deliver to Landlord and Sublandlord written acknowledgments from all materialmen, contractors, artisans, mechanics, laborers and any other persons furnishing any labor, services, materials, supplies or equipment to Subtenant with respect to the Premises that they will look exclusively to Subtenant for payment of any sums due in connection therewith and that Landlord and Sublandlord shall have no liability for such costs.  All Alterations to the Premises made or requested by Subtenant shall be at Subtenant’s sole cost and expense and neither Landlord nor Sublandlord shall have any liability for such costs.  Any Alterations to the Premises, excepting movable furniture and trade fixtures, shall become the property of Landlord and shall be surrendered with the Premises.  If under the Lease any Specialty Alterations or other Alterations made by Subtenant are required by Landlord to be removed, Subtenant shall on or before the Expiration Date remove same at its cost and expense and restore or repair in a good and workmanlike manner any damage to the Premises and/or Building occasioned by such removal and restore the Premises to the condition existing prior to such installation, normal wear and tear excepted.  In the event Subtenant fails to restore or repair the Premises or to remove its personal property and trade fixtures as required by this Sublease, Sublandlord shall have the right, but not the obligation, to enter the Premises and perform such restoration, repair or removal at Subtenant’s cost and expense and to charge Subtenant as additional rent for the cost of such work.

7.3           Except as otherwise expressly provided herein, Sublandlord shall have no obligation to perform any work in the Premises (including, demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein).  Except as expressly provided in this Section 7.3, Sublandlord has no obligation to reimburse Subtenant or provide an allowance for any costs related to the demolition or construction of improvements therein.  Subject to the provisions of this Section 7.3, Sublandlord will provide to Subtenant an allowance, to cover the reasonable and actual cost of the Initial Buildout (as defined below), in an amount not to exceed Four Hundred Forty-Four Thousand Nine Hundred Thirty and No/100 ($444,930.00) Dollars (the “Allowance”), as a reimbursement for Subtenant’s verified expenses with respect to the work, materials and equipment described on Exhibit E attached hereto (collectively, the “Initial Buildout”), including, without limitation, soft costs related to the Initial Buildout, demolition and construction costs to the Premises, and moving expenses paid to parties in connection with Subtenant’s occupancy thereof), to the extent paid to parties not related to Subtenant within one hundred eighty (180) days following the Commencement Date.  Sublandlord hereby consents, on a conceptual basis and subject to Subtenant submitting to Sublandlord detailed plans and specifications, to all work, improvements and alterations to the extent set forth in said Exhibit E (it being acknowledged by Sublandlord and Subtenant that such Exhibit E does not reflect the electrical switch room and the pump room as excluded from the Premises [and as correctly shown on Exhibit B], it being agreed that such rooms are, in fact, so excluded and reserved by Sublandlord). Monthly disbursement of the Allowance shall be made within thirty (30) days following Subtenant’s request (but Subtenant shall not request more than one time per calendar month) and Sublandlord’s receipt of the following: (a) receipts and invoices evidencing Subtenant’s payment in full for all labor and materials incorporated into such Initial Buildout, (b) final waivers of lien from Subtenant’s general contractor and from all subcontractors and materialmen who shall perform work or furnish materials, (c) an affidavit from Subtenant, in form and substance reasonably acceptable to Sublandlord, that such construction has been completed substantially in accordance with the plans and specifications theretofore approved by Sublandlord and Landlord, which affidavit shall also state the total cost of the Initial Buildout in reasonable detail, and (d) evidence of the substantial satisfaction of all material requirements applicable to “Alterations” (as defined in the Lease) or otherwise required by Landlord pursuant to the Lease.  The Allowance shall not be payable at any time there exists an uncured monetary or material non-monetary event of default under this Sublease of which Subtenant has been given notice and an opportunity to cure as provided for in this Sublease.  It is expressly understood and agreed that Subtenant shall complete the Initial Buildout (subject to changes that may be made by Subtenant, to the extent approved by Sublandlord, which approval shall not be unreasonably withheld, conditioned or delayed), at Subtenant’s sole cost and expense whether or not the Allowance is sufficient to fund such completion.  Any costs to complete the Initial Buildout in excess of the Allowance shall be the sole responsibility and obligation of Subtenant.

7.4           Notwithstanding the provisions of Section 7.3 hereof, upon written notice to Sublandlord no later than thirty (30) days following the date on which Subtenant commences paying Base Rent hereunder, Subtenant may elect to have a portion of the Allowance (not to exceed $222,465.00), applied by way of additional free Base Rent (in addition to as set forth in Section 3.3) in lieu of payment.

8.              Consents.

8.1           Except as otherwise specifically provided herein, wherever in this Sublease (including those provisions of the Lease incorporated in this Sublease) Subtenant is required to obtain Sublandlord’s consent or approval, Subtenant understands that Sublandlord may be required under the terms of the Lease to first obtain the consent or approval of Landlord.  If Landlord should refuse such consent or approval, Sublandlord shall be released of any obligation to grant its consent or approval whether or not Landlord’s refusal, in Subtenant’s opinion, is arbitrary or unreasonable.  Sublandlord agrees that if Subtenant reasonably determines that Landlord, in violation of the Lease, unreasonably refused to grant consent to a request by Subtenant for which, pursuant to the Lease, Landlord’s consent was not to be unreasonably withheld, then, following Subtenant’s written request to Sublandlord detailing such determination, Sublandlord shall dispute such unreasonable determination of Landlord, provided that (a) Subtenant shall pay the costs thereof and (b) such dispute shall not result in Sublandlord being in default under the Lease.  Sublandlord shall be responsible for all reasonable and actual costs and fees associated with obtaining Landlord’s consent to this Sublease pursuant to Section 16 hereof, and all other costs and fees associated with obtaining Landlord’s consent to any other matter under this Sublease, or requested by Subtenant, shall be at Subtenant’s sole cost and expense.

8.2           If Subtenant shall request Sublandlord’s consent and Sublandlord has agreed, under the terms of this Sublease, that neither its consent nor its approval shall be unreasonably withheld, and Sublandlord shall fail or refuse to give such consent or approval, and Subtenant shall dispute the reasonableness of Sublandlord’s refusal to give its consent or approval, such dispute shall be finally determined by a court of competent jurisdiction.  If the determination shall be adverse to Sublandlord, Sublandlord, nevertheless, shall not be liable to Subtenant for a breach of Sublandlord’s covenant not to unreasonably withhold such consent or approval, and Subtenant’s sole remedy in such event shall be the granting of consent or approval by Sublandlord with respect to such request under this Sublease.

9.              Termination of Lease.  If the Lease shall be terminated for any reason during the Term, then and in that event, this Sublease shall thereupon automatically terminate and Sublandlord shall have no liability to Subtenant by reason thereof, subject to the Consent.  If the Lease shall be terminated prior to the Expiration Date, Subtenant shall, pursuant to the Consent, attorn to and recognize Landlord as sublandlord hereunder and shall, promptly upon Landlord’s request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition.

10.               Assignment, Subletting and Mortgaging.

10.1           Subtenant shall not assign, sell, transfer (whether by operation or law or otherwise), pledge, mortgage or otherwise encumber this Sublease or any portion of its interest in the Premises, nor sublet all or any portion of the Premises or permit any other person or entity to use or occupy all or any portion of the Premises, without the prior written consent of Sublandlord and Landlord.  The granting or withholding of such consent may be exercised by Sublandlord in its sole discretion.  Subtenant shall pay to Sublandlord all rent, additional rent or other payments and consideration received by Subtenant in connection with any subletting (except to a Related Party in accordance with Section 10.3 hereof) in excess of the Rental payable by Subtenant to Sublandlord.  For the purposes of this Section 10, an assignment or subletting shall be deemed to have occurred upon: (i) the subletting or assignment to a subsidiary or affiliate of Subtenant or occupancy by Subtenant’s subsidiaries or affiliates; (ii) the sale or transfer, whether pursuant to a single transaction or in a series of related or unrelated transactions, including without limitation by consolidation, merger or reorganization, of a majority of the voting stock of Subtenant or any beneficial interest therein, if Subtenant is a corporation, any sale or other transfer, whether pursuant to one or more successive transactions, of a majority of the limited liability company interests in Subtenant or any direct or indirect beneficial interests therein, if Subtenant is a limited liability company, or any sale or other transfer, whether pursuant to one or more successive transactions, of a majority of the general partnership interests in Subtenant or any beneficial interest therein if Subtenant is a partnership; and (iii) the sale or other transfer, whether pursuant to one or more successive transactions, of more than fifty (50%) percent, by value, of the assets of Subtenant used in conducting its business in the Sublease Premises.

10.2           If this Sublease be assigned, or if the Sublease Premises or any part thereof be sublet (whether or not Sublandlord and Landlord shall have consented thereto), Sublandlord, after default by Subtenant in its obligations hereunder, may collect rent from the assignee or subtenant and apply the net amount collected to the Rental herein reserved. No such assignment or subletting shall be deemed a waiver of the covenant set forth in this Section 10, or the acceptance of the assignee or subtenant as a tenant, or a release of Subtenant from the further performance and observance by Subtenant of the covenants, obligations and agreements on the part of Subtenant to be performed or observed herein. The consent by Sublandlord or Landlord to an assignment, sale, pledge, transfer, mortgage or subletting shall not in any way be construed to relieve Subtenant from obtaining the express consent in writing, to the extent required by this Sublease or the Lease, of Sublandlord and Landlord to any further assignment, sale, pledge, transfer, mortgage or subletting.

10.3           Notwithstanding Section 10.1 above, subject to the provisions of the Lease and the Consent, upon notice to but without Sublandlord’s consent, Subtenant shall have the right to assign this Sublease, or sublet or permit the occupancy of all of the Premises, to any entity that (a) is either (i) controlled by, controls or is under common control with, Subtenant (such entity, a “Related Party”), (ii) the surviving entity in a merger, consolidation, or conversion of Subtenant if, upon the occurrence of said merger, consolidation or conversion, the net worth of such surviving entity is equal to or greater than the net worth of Subtenant immediately prior to said merger, consolidation or conversion, or (iii) the purchaser of the majority of Subtenant’s assets or ownership interests, if upon the occurrence of said purchase, the net worth of the purchasing entity is equal to or greater than the net worth of Subtenant immediately prior to said purchase (an assignment or subletting described in this sentence is hereafter called a “Permitted Transfer”).  Notwithstanding the foregoing provisions of this Section 10.3, above, in no event shall (a) Subtenant be relieved of its obligations or liabilities under this Sublease as a result of any Permitted Transfer, and (b) Subtenant be permitted to use a series of Permitted Transfers to “spin off” or otherwise transfer or assign this Sublease to a third party to whom a direct assignment from Subtenant would not qualify as a Permitted Transfer.

11.           Damage, Destruction, Fire and Other Casualty; Condemnation.  Notwithstanding any contrary provision of this Sublease or the provisions of the Lease herein incorporated by reference, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Premises, or be entitled to an abatement of Base Rent or any other item of Rental, by reason of a casualty or condemnation affecting the Premises unless Sublandlord is entitled to terminate the Lease or is entitled to a corresponding abatement with respect to its corresponding obligation under the Lease.  If Sublandlord is entitled to terminate the Lease for all or any portion of the Premises by reason of casualty or condemnation, Subtenant may terminate this Sublease as to any corresponding part of the Premises by written notice to Sublandlord given at least three (3) business days prior to the date(s) Sublandlord is required to give notice to Landlord of such termination under the provisions of the Lease.  Notwithstanding anything contained in the Lease to the contrary, as between Sublandlord and Subtenant only, all insurance proceeds or condemnation awards received by Sublandlord under the Lease shall be deemed the property of Sublandlord, except that Subtenant shall have the right to make a separate claim for insurance proceeds or condemnation awards attributable to losses, damages and moving expenses incurred by Subtenant, and/or losses or damages to Subtenant’s personal property.  For the avoidance of doubt, Subtenant shall insure its own personal property at the Premises and shall be entitled to receive the insurance proceeds with respect thereto.

12.           No Waivers.  Failure by either party in any instance to insist upon the strict performance of any one or more of the obligations of  the other party under this Sublease, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by either party of any of the other party’s defaults or breaches hereunder or of any of such party’s rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance.  Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct amount or manner of payment of Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord’s right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or in equity.

13.           Notices.  Any notice, statement, demand, consent, approval, advice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority (collectively, “Notices”) shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by personal delivery, receipted by the party to whom addressed, or nationally-recognized overnight courier (e.g., Federal Express), addressed (i) to Subtenant at its addresses set forth below, and (ii) to Sublandlord, at its addresses set forth below.    All such Notices shall be deemed to have been given, rendered or made when delivered or the date such delivery is refused.    Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it.

Sublandlord’s address:

Citibank, N.A.
c/o Citi Realty Services
388 Greenwich Street
New York, New York 10013
Attention: Real Estate Director

With a copy to:

Citigroup Inc.
One Court Square
45th Floor
Long Island City, NY 11120
Attention: Associate General Counsel (Real Estate)

Subtenant’s address (prior to Tenant’s opening for business at the Premises):

Value Line, Inc.
220 East 42nd Street
New York, New York 10017
Attention: Howard Brecher, Esq.

Subtenant’s address (following Tenant’s opening for business at the Premises):

Value Line, Inc.
485 Lexington Ave., 9th Floor
New York, New York 10017
Attention: Howard Brecher, Esq.

With a copy to:

Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
Attention: H. Hedley Stothers, Jr., Esq.

Notwithstanding anything contained in the Lease or this sublease to the contrary, under no circumstances shall the delivery of any notice to Subtenant at the Premises or the Building constitute the giving of notice to Subtenant under the terms of this Lease.

14.           Broker.  Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker other than Cushman & Wakefield, as Sublandlord’s broker, and CBRE, Inc., as Subtenant’s broker (collectively, the “Brokers”) concerning the execution and delivery of this Sublease.  Each party hereto agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of its respective representations and warranties contained in this Article 14 being untrue.  Sublandlord shall pay any brokerage commissions due to the Brokers pursuant to separate agreements between Sublandlord and each of the Brokers. The provisions of this Article 14 shall survive the expiration or earlier termination of the Lease and/or this Sublease.

15.           Condition of the Premises and the Property.  Subtenant represents and warrants that it has made or caused to be made a thorough examination of the Premises and is familiar with the condition thereof, with the exception of latent defects, if any.  Subtenant agrees to accept the Premises  in its “as is” condition on the date hereof, reasonable wear and tear between the date hereof and the Commencement Date excepted, but broom clean, free of debris, and in vacant condition except for furniture, fixtures, equipment and cabling as listed on Exhibit C.  Sublandlord has not made and does not make any representations or warranties as to the physical condition of the Premises or the Building, the use to which the Premises or the Building may be put, or any other matter or thing affecting or relating to the Premises or the Building, except as specifically set forth in this Sublease.  Sublandlord shall have no obligation whatsoever to perform any work, supply any materials in connection with the preparation of the Premises for Subtenant’s occupancy.  Except as otherwise expressly provided herein, Sublandlord has not made and does not hereby make any express or implied representations or warranties whatsoever with respect to the condition of the Premises or the Property, including, without limitation, any representation or warranty regarding quality of construction, workmanship, commercial suitability, merchantability, or fitness for any particular purpose.  Any implied warranties are expressly disclaimed and excluded.

16.           Consent of Landlord to This Sublease.  Sublandlord and Subtenant each hereby acknowledge and agree that this Sublease is subject to and conditioned upon Sublandlord obtaining the written consent of Landlord, in the form attached as Exhibit F hereto (the “Consent”).

17.               Additional Rent.

17.1           Subtenant stipulates that it is familiar with the provisions of Article 32 of the Lease.  If Sublandlord shall pay to Landlord, pursuant to the provisions of Article 32 of the Lease, any Additional Rent on account of increases in Real Estate Taxes (as defined in the Lease) allocable to the Term (hereinafter called “Article 32 Tax Payments”), then commencing on the Commencement Date, Subtenant shall pay to Sublandlord as Additional Rent (“Additional Tax Rent”) pursuant to this Sublease amounts equal to Subtenant’s Share (defined below) of the excess of the Article 32 Tax Payments then payable by Sublandlord over the Article 32 Tax Payments payable by Sublandlord during the Sublease Base Tax Year (hereinafter defined).  At any time after payment by Sublandlord to Landlord of any Article 32 Tax Payments, Sublandlord may deliver to Subtenant a statement with respect to the payment of Additional Tax Rent and, within thirty (30) days after delivery of such statement, Subtenant shall pay to Sublandlord Additional Tax Rent determined as aforesaid in this Section 17.1.  Additional Tax Rent payable pursuant to this Section 18.1 shall be based solely upon actual payments made by Sublandlord pursuant to the provisions of Article 32 of the Lease.  For purposes of this Section 17.1, the term “Sublease Base Tax Year” shall mean the calendar year commencing on January 1, 2013 and ending on December 31, 2013.

17.2           Subtenant stipulates that it is familiar with the provisions of Article 50 of the Lease.  If Sublandlord shall pay to Landlord, pursuant to the provisions of Article 50 of the Lease, any Additional Rent on account of increases in “Expenses” (as defined in the Lease) allocable to the Term (hereinafter called “Article 50 Operating Payments”), then commencing on the Commencement Date, Subtenant shall pay to Sublandlord as Additional Rent (“Additional Operating Expense Rent”) pursuant to this Sublease amounts equal to Subtenant’s Share of the excess of the Article 50 Operating Payments then payable by Sublandlord over the Article 50 Operating Payments payable by Sublandlord during the Sublease Operating Expense Base Year (hereinafter defined).  At any time after payment by Sublandlord to Landlord of any Article 50 Operating Payments, Sublandlord may deliver to Subtenant a statement with respect to the payment of Additional Operating Expense Rent and, within thirty (30) days after delivery of such statement, Subtenant shall pay to Sublandlord Additional Operating Expense Rent determined as aforesaid in this Section 17.2.  Additional Operating Expense Rent payable pursuant to this Section 17.2 shall be based solely upon actual payments made by Sublandlord pursuant to the provisions of Article 50 of the Lease.  For purposes of this Section 17.2, the term “Sublease Operating Expense Base Year” shall mean the calendar year commencing on January 1, 2013 and ending on December 31, 2013.  Sublandlord will provide to Subtenant the building expense increases as furnished by Landlord within the time specified in Section 50.07 of the lease.  Should Sublandlord elect not to audit increases in Expenses as provided for in Section 50.07(ii) of the Lease, only to the extent Expenses increased in excess of five percent (5%) over the Expenses for the immediately preceding year, Subtenant shall have the right to require Sublandlord to conduct an audit permitted under the Lease; provided Subtenant shall pay for the entire cost of such audit, which shall not be on a contingent fee basis and shall be conducted pursuant to the applicable provisions of the Lease.  To the extent such audit shall result in a reimbursement to Sublandlord of any portion of an Expense Payment (as defined in the Lease) made by Sublandlord under the Lease, then Sublandlord shall reimburse Subtenant for the cost of such audit (to the extent Subtenant shall have paid for same), after deduction by Sublandlord for all amounts payable by Sublandlord to any other subtenants of Sublandlord at the Entire Leased Premises in accordance with such other subleases as a result of such Landlord reimbursement to Sublandlord.

17.3           Any Additional Tax Rent or Additional Operating Expense Rent payable by Subtenant pursuant to Sections 17.1 and 17.2 hereof shall be based on the Article 32 Tax Payments and Article 50 Operating Payments payable by Sublandlord to Landlord pursuant to the terms of the Lease, as finally determined (i.e., the Article 32 Tax Payments and Article 50 Operating Payments determined to be payable by Sublandlord following the rendering of any final statements by Landlord with respect thereto and any challenges raised by Sublandlord with respect to such amounts); provided, however, that the foregoing shall not be deemed to limit Sublandlord’s rights pursuant to Sections 17.1 and 17.2 hereof to collect Additional Tax Rent and Additional Operating Expense Rent from Subtenant at any time after payment by Sublandlord of Article 32 Tax Payments or Article 50 Operating Payments, as the case may be.  For example, if, pursuant to the Lease, Sublandlord is required to pay Article 50 Operating Payments to Landlord on an estimated basis, subject to adjustment when Landlord’s operating expenses are reconciled following the end of each calendar year, Subtenant will be obligated to pay Additional Operating Expense Rent to Sublandlord after payment by Sublandlord to Landlord of any such Additional Operating Expense Rent as and when billed by Sublandlord during such calendar year and, following such adjustment with respect to the Article 50 Operating Payments, such Additional Operating Expense Rent will be subject to a corresponding adjustment.  The provisions of Section 50.10 of the Lease shall apply to the billings by Sublandlord to Subtenant.

17.4           Subtenant shall also pay to Sublandlord any “Tenant Surcharges” (hereinafter defined).  “Tenant Surcharges” shall mean any and all amounts other than fixed rent, Article 32 Tax Payments and Article 50 Operating Payments which, by the terms of the Lease, become due and payable by Sublandlord to Landlord as additional rent or otherwise and which would not have become due and payable but for the acts, requests for services, and/or failures to act of Subtenant, its agents, officers, representatives, employees, servants, contractors, invitees, licensees or visitors where Subtenant and said other parties had a duty to act or to omit (as the case may be), under this Sublease, including, without limitation: (i) any increases in Landlord’s fire, rent or other insurance premiums, resulting from any act or omission of Subtenant, (ii) any additional charges to Sublandlord on account of Subtenant’s use of heating, ventilation or air conditioning after hours, (iii) any charges which may be imposed on Sublandlord to the extent that such charges are attributable to the Premises or the use thereof or services or utilities provided thereto, and (iv) any additional charges to Subtenant on account of Subtenant’s use of cleaning and elevator services after hours or in excess of normal usage.  Within thirty (30) days after receipt by Sublandlord of any statement or written demand from Landlord including any Tenant Surcharges, Sublandlord will furnish Subtenant with a copy of such statement or demand, together with Sublandlord’s statement of the amount of any such Tenant Surcharges, and Subtenant shall pay to Sublandlord the amount of such Tenant Surcharges within thirty (30) days after Subtenant’s receipt of such statement or demand; provided, however, that in any instance in which Subtenant shall receive any such statement or demand directly from Landlord, Subtenant may pay the amount of the same directly to Landlord.  Payments shall be made pursuant to this Section 17.4 notwithstanding the fact that the statement to be provided by Sublandlord is furnished to Subtenant after the expiration of the Term and notwithstanding the fact that by its terms this Sublease shall have expired or have been cancelled or terminated.  Subtenant shall be provided access to the underlying bills and records if requested, and shall receive the benefit of any reductions in rates, taxes and charges obtained by Sublandlord from Landlord with respect to the Premises.

17.5           “Subtenant’s Share” means 4.81% as to Real Estate Taxes and 5.08% as to Expenses.

18.             Electricity.

18.1         Electricity is currently furnished to the Premises by Landlord subject to and in accordance with Article 41 of the Lease and such electricity is (and will continue to be) metered pursuant to one or more submeters located in, and exclusively measuring, the Premises.  Subtenant shall be responsible for all charges payable by Sublandlord on account of electricity supplied by Landlord to the Premises during the term of the Lease pursuant to Article 41 thereof, and shall pay such charges to Sublandlord as Additional Rent under this Sublease from time to time within fifteen (15) days after delivery to Subtenant of an invoice therefor, which invoice shall be accompanied by a copy of the invoice(s) received by Sublandlord from Landlord for the corresponding period. Subtenant acknowledges that the Premises are currently submetered. Each invoice delivered to Subtenant pursuant to this Section 18.1 shall be accompanied by a copy of the applicable rate statement from the provider of the electricity (to the extent Sublandlord is provided with a copy thereof by Landlord). Sublandlord shall not be liable or responsible to Subtenant for any loss, damage or expense that Subtenant sustains or incurs if either the quantity or character of electric service is changed or interrupted or is no longer available or suitable for Subtenant’s requirements unless due to the negligence or willful misconduct of Sublandlord.

18.2          Subtenant’s use of electric current in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises.  Subtenant shall not make, or perform or permit the making or performing of, any alterations to wiring installations or other electrical facilities in or serving the Premises without the prior consent of Landlord (if required by the terms of the Lease) and Sublandlord (which consent shall not be unreasonably withheld, delayed or conditioned) in each instance.

18.3         Sublandlord shall not be liable in any way to Subtenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Sublandlord.

18.4         Notwithstanding anything contained in this Sublease or in the Lease to the contrary, in no event shall Subtenant be required to pay or reimburse Sublandlord for all or any portion of (i) any amounts attributable to utilities, services or other benefits afforded to Sublandlord and/or other occupants of the Building, but not afforded to Subtenant or the Premises, or (ii) the cost attributable to any utilities, services or other benefits that is greater than Subtenant’s Share as defined above.

19.            Security.  Subtenant has deposited with Sublandlord the sum of Four Hundred Eighty-Nine Thousand Four Hundred Twenty-Three and No/100 Dollars ($489,423.00) as security (the “Security”) for the faithful performance and observance by Subtenant of the terms, provisions and conditions of this Sublease, including, without limitation, the payment of Base Rent and all other items of Rental and the surrender of the Premises to Sublandlord as herein provided.  If Subtenant defaults in respect of any of the terms, provisions and conditions of this Sublease, Sublandlord may apply or retain the whole or any part of the Security so deposited, as the case may be, to the extent required for the payment of any Base Rent or any other item of Rental as to which Subtenant is in default or for any sum which Sublandlord may expend or be required to expend by reason of Subtenant’s default in respect of any of the terms, covenants and conditions of this Sublease, including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Sublandlord.  If Sublandlord applies or retains any part of the Security so deposited, Subtenant, upon demand, shall deposit with Sublandlord the amount so applied or retained so that Sublandlord shall have the full deposit on hand at all times during the Term.  Provided that Subtenant is fully in compliance with all of the terms, provisions, covenants and conditions of this Sublease and has not theretofore been in default under this Sublease (beyond any applicable notice and cure periods), then (i) on March 1, 2015, Sublandlord shall return One Hundred Twenty-Two Thousand Three Hundred Fifty-Five Dollars and 75/100 ($122,355.75) of the Security to Subtenant, and (ii) on March 1, 2016, Sublandlord shall return One Hundred Twenty-Two Thousand Three Hundred Fifty-Five Dollars and 75/100 ($122,355.75) of the Security to Subtenant.   If Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Security, together with any accrued interest thereon, shall be returned to Subtenant within thirty (30) days after the Expiration Date and after delivery of possession of the Premises to Sublandlord in the condition required to be delivered to Sublandlord under the Sublease, except as otherwise provided herein.  Subtenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

20.           Holding Over.  If Subtenant retains possession of the Premises or any part thereof after the expiration or earlier termination of the Lease and/or this Sublease, without the express consent of Sublandlord, such holding over shall be deemed to be month to month only and shall be subject to all of the terms and conditions contained herein.  In such event Subtenant shall pay Sublandlord a monthly rental equal to the greater of (a) one and one-half (1.5) times the Base Rent and additional rent payable hereunder during the last month of the Term or (b) all base rent, additional rent, holdover rent, damages, and other amounts Sublandlord is required to pay Landlord pursuant to the Lease or applicable laws, including, without limitation, all such sums attributable to holdover of the premises demised under the Lease (not just the Premises); provided, that, Subtenant is the sole subtenant of Sublandlord that shall cause such holdover under the Lease (it being agreed by Subtenant that, if Subtenant is not the sole subtenant of Sublandlord that shall cause of such holdover under the Lease, then Subtenant shall be responsible to pay to Sublandlord a prorated amount of such amounts to be paid by Sublandlord to Landlord pursuant to this clause “(b),” as determined by dividing such amount by the number of Sublandlord’s subtenants that shall be holding over).  The provisions of this Section 20 shall survive the expiration of this Lease and shall not be deemed to limit or constitute a waiver of any other rights of Sublandlord provided herein or at law.

21.           Entire Agreement; Successors.  This Sublease contains the entire agreement between the parties concerning the sublet of the Premises and sets forth all of the covenants, promises, conditions, and understandings between Sublandlord and Subtenant concerning the Premises and the Building.   There are no oral agreements or understandings between parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto with respect to the subject matter hereof, and none shall be used to interpret or construe this Sublease.   Any agreement hereafter made shall be ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto.  No provision of this Sublease shall be deemed to have been waived by Sublandlord or Subtenant unless such waiver be in writing and signed by Sublandlord or Subtenant, as the case may be.  The covenants, agreements and rights contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.  In the event the original Sublandlord hereunder shall assign or otherwise transfer its interest in the Lease and this Sublease, this Sublease shall remain in full force and effect but all liabilities and obligations on the part of the original Sublandlord accruing thereafter shall terminate from and after the date of such assignment or transfer, and thereafter all such liabilities and obligations shall be deemed binding upon the new Sublandlord provided that the new Sublandlord shall assume all such liabilities and obligations and agree to be bound thereby and responsible therefor.

22.           Severability.  In the event that any provision of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.

23.           Headings; Capitalized Terms.  The Article, Section and paragraph headings appearing herein are for purpose of convenience only and are not deemed to be a part of this Sublease.  Capitalized terms used herein shall have the same meanings as are ascribed to them in the Lease, unless otherwise expressly defined herein.

24.           Binding Effect.  This Sublease is offered to Subtenant for signature with the express understanding and agreement that this Sublease shall not be binding upon Sublandlord unless and until Sublandlord shall have executed and delivered a fully executed copy of this Sublease to Subtenant.

25.           Insurance.  All insurance policies required to be obtained by Subtenant under this Sublease or the Lease shall name Landlord and Sublandlord as additional insureds as their interests may appear.  Notwithstanding anything contained in the Lease to the contrary, Subtenant may satisfy its obligation to carry the insurance required to be carried pursuant to 43.02(a) of the Lease with a combination of a primary Commercial General Liability policy plus an umbrella policy that carries a combined limit of not less than twenty million dollars ($20,000,000).

26.           Business Day/Time.  In this Sublease, “business day” means any day that is not a Saturday, Sunday or holiday during which the Federal Reserve Bank of New York is closed for business.  Time is of the essence in Subtenant’s performance of its obligations and in Subtenant’s exercise of its rights and options, if any.

27.           Number and Gender.  With respect to terminology in this Sublease, each number (singular or plural) shall include all numbers, and each gender (male, female or neuter) shall include all genders.

28.           Independent Covenants.  The obligations of Subtenant to pay Rental and perform Subtenant’s other covenants and duties under this Sublease are independent, unconditional obligations that are to be performed at all times provided for in this Sublease.

29.           Governing Law.  This Sublease shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the law of that State concerning choice of law.

30.           Sublease Supersedes.  In the event of a conflict or inconsistency between the provisions of this Sublease and the Lease, the provisions of this Sublease shall supersede and control unless use of the Premises or any action or inaction taken in accordance with said provisions may be the basis of a default under the Lease, in which case the conflict or inconsistency shall be resolved in favor of the Lease.  However, nothing contained herein shall affect the Landlord’s rights under the Lease.

31.           Counterparts.  This Sublease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

32.           Jury Trial Waiver.  THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY EITHER PARTY IN CONNECTION HEREWITH OR ANY COURSE OF DEALING OR CONDUCT OF THE PARTIES, STATEMENTS (WHETHER ORAL OR WRITTEN ) OR ACTIONS OF ANY PERSON.  THIS WAIVER IS A MATERIAL INDUCEMENT TO SUBLANDLORD TO ENTER INTO THIS SUBLEASE.

33.           Quiet Enjoyment.  Sublandlord covenants and agrees that provided Subtenant is not in default beyond any applicable notice and cure period, Subtenant may peaceably and quietly enjoy the Premises, subject to the terms, covenants and conditions of this Sublease and the Lease.

34.           Certain Sublandlord Obligations.  The obligations of Sublandlord under Sections 2.2, 7.3 and 14 hereunder shall remain with Citibank N.A., notwithstanding any assignment, transfer or termination of the Lease; provided, that, Subtenant shall first seek to enforce such Sections against such assignee or transferee before seeking to enforce same against Citibank N.A. pursuant to this Section 34.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Sublease as of the day and year first above written.

SUBLANDLORD: CITIBANK, N.A.

By:	/s/ Stephen P. Snell
Name: Stephen P. Snell
Title: Vice President

SUBTENANT: VALUE LINE, INC.

By:	/s/ Howard A. Brecher
Name: Howard A. Brecher
Title: President

Exhibit A

Redacted Lease

[attached hereto]

Exhibit B

Premises

Premises

485 LEXINGTON AVENUE
9TH FLOOR

- Electrical Distribution + Pump Room

Exhibit C

Property

Exhibit D

Commencement Date Agreement

This Commencement Date Agreement is made as of the _____ day of __________, 2013, by and between CITIBANK, N.A., a national banking association (hereinafter called “Sublandlord”) and VALUE LINE, INC., a New York corporation (hereinafter called “Subtenant”).

RECITALS

A.          Sublandlord and Subtenant have entered into that certain Agreement of Sublease (the “Sublease”) dated as of _____________, 2013, whereby Sublandlord leased to Subtenant, and Subtenant leased from Sublandlord, certain property consisting of the entire ninth (9th) floor in the building located at 485 Lexington Avenue, New York, New York.

B.          In accordance with the Sublease, Sublandlord and Subtenant desire to set forth herein the Commencement Date and the Expiration Date.

NOW THEREFORE, the parties hereby agree as follows:

1.           Initially capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Lease.

2.           The Commencement Date occurred on   _______________, 2013.

3.           The Expiration Date shall be February 27, 2017.

This agreement shall be binding on the parties hereto, their heirs, executors, successors and assigns.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Commencement Date Agreement to be executed as of the day and year first above written.

Sublandlord CITIBANK, N.A.	Subtenant VALUE LINE, INC.

By:	By:
Name:	Name:
Title:	Title:

Exhibit E
Initial Buildout

EAST 47TH STREET
LEXINGTON AVENUE
EAST 46TH STREET

Scale: NTS

485 LEXINGTON AVENUE - FLOOR 9 - SK-02 B

TPG

Exhibit F

Landlord’s Consent

GREEN 485 OWNER LLC, 485 EAT OWNER LLC
AND GREEN 485 TIC LLC, AS TENANTS-IN-COMMON
c/o SL Green Realty Corp.
420 Lexington Avenue
New York, New York 10170

February 7, 2013

Citibank, N.A.
485 Lexington Avenue
New York, New York 10017

Re:
(i) That certain Lease Agreement (the “Original Lease”) dated as of October 12, 2005, between Green 485 Owner LLC, 485 EAT Owner LLC and Green 485 TIC LLC, as Tenants in Common, successor in interest to 485 Lexington Owner, LLC, as landlord (“Landlord”), and Citibank, N.A., as tenant (“Tenant”), covering the entire ninth (9th), tenth (10th), eleventh (11th), twelfth (12th), fourteenth (14th), fifteenth (15th), sixteenth (16th) and seventeenth (17th) floors and portions of the Ground Floor and Basement (the “Original Premises”) in the building known as 485 Lexington Avenue, New York, New York (the “Building”), as amended by that certain: (i) First Amendment to Lease dated as of March 1, 2006 whereby Tenant added Additional Basement Space containing 370 rentable square feet to the Original Premises (the “Additional Space”) and (ii) First Amendment to Lease and Stairwell License Agreement dated as of August 6, 2007 granting Tenant the right to use certain fire stairs serving the premises (said lease agreement as so modified, is hereinafter referred to as the “Lease” and the premises demised thereunder, i.e., the Original Premises and the Additional Space, are collectively hereinafter referred to as the “Premises”); and

(ii) Sublease (the “Sublease”) dated as of February 7, 2013, between Tenant, as sublandlord and Value Line, Inc., as subtenant, (“Subtenant”) covering a certain portion of the Premises.

Dear Sir or Madam:

Reference is made to the above captioned Lease and Sublease.  You have requested the consent of Landlord to the Sublease.

Consent to the Sublease is granted upon the following terms and conditions:

1.  The Sublease shall not in any way modify, amend or affect the Lease or affect Tenant’s obligations thereunder.  Tenant represents that a true and complete copy of the Sublease as executed by Tenant and Subtenant is attached hereto as Exhibit A.

2.  This consent shall not be construed so as to modify or increase any of Landlord’s obligations under the Lease.

3.  You shall not permit any other or further assignment or subletting of all or any portion of the Premises, without Landlord’s prior written consent in each instance to the extent required under the terms of the Lease.  With respect to any assignment or subletting, any right of leaseback shall be for the benefit of Landlord, not you, and any net profit received by you in connection with any permitted assignment or subletting shall be paid by you to the Landlord, in accordance with the applicable provisions of the Lease.

4.  This consent shall not be construed to permit any greater use of services provided to the Premises than is provided for in the Lease including, but not limited to, Landlord’s obligations to supply electrical service.

5.  Landlord acknowledges and agrees that Subtenant satisfy the requirements for commercial general liability insurance under the Lease with a combination of a primary policy plus an umbrella policy, provided the combined limit of such policies is not less than $20,000,000.

6.  Notwithstanding anything herein contained, the Sublease shall in all respects be subject to, and subordinate to, the Lease and to all of the terms and conditions thereof.

7.  If at any time prior to the expiration of the term of the Sublease, the term of the Lease shall terminate or be terminated for any reason including, but not limited to, termination by operation of any provisions of the Lease, or by operation of law, Subtenant agrees, at the election and upon demand of the Landlord or any other owner of the Building (as defined in the Lease) or of the holder of any mortgagee in possession of the Building, or of any lessee under any lease to which the Lease shall be subject and subordinate, to attorn, from time to time, to Landlord or any such owner, holder or lessee, upon the then executory terms and conditions set forth in the Sublease for the remainder of the term demised in the Sublease.  The foregoing provisions of this paragraph shall enure to the benefit of Landlord and/or any such owner, holder or lessee and shall apply notwithstanding that, as a matter of law, the Sublease may terminate upon the termination of the Lease, shall be self-operative upon any such demands, and no further instrument shall be required to give effect to said provisions.  Upon demand of Landlord or any such owner, holder or lessee, Subtenant agrees, however, to execute, from time to time, instruments in confirmation of the foregoing provisions of this paragraph reasonably satisfactory to Landlord or any such owner, holder or lessee, in which Subtenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.  Nothing contained in this paragraph shall be construed to impair any right otherwise exerciseable by Landlord or any such owner, holder or lessee. Nothing contained herein or in the Sublease shall be deemed to create privity of contract between Landlord and Subtenant except if Landlord elects to require Subtenant to attorn after termination of the Lease, in which event, Landlord will be the sublandlord under the Sublease but Landlord shall not be bound by any amendment or modification of the Sublease made without the written consent of Landlord or liable to Subtenant with respect to or responsible for: (i) any breach or default of Tenant under the Sublease; (ii) sublease rents paid in advance to Tenant; (iii) furnishing services or affording rights of a different nature, or to greater extent than those which Landlord would be obligated to give to Tenant under the Lease with regard to the space occupied by Subtenant, or (iv) the retention, application and/or return to Subtenant of any security deposit paid to Tenant or any prior sublandlord, whether or not still held by Tenant or such prior sublandlord, unless, until and to the extent Landlord has actually received for its own account as sublandlord such security deposit.

8.  This consent shall not be assignable.  This consent is to the act of subleasing only and not to any of the provisions of the aforesaid Sublease.  Without limiting the generality of the foregoing, nothing contained herein or in the Sublease shall constitute Landlord’s consent to any alteration without regard to whether or not such alteration is expressed or implied in the Sublease, and all alterations must comply with the applicable provisions of the Lease.

9.  Tenant and Subtenant each shall indemnify and defend Landlord, agents, servants and employees from and against any claims for commissions or other compensation from or by any real estate broker in connection or arising out of this Sublease.  Tenant acknowledges and agrees that the Lease has not been modified and remains in full force and effect, Landlord has not waived any requirement of the Lease, Landlord is not in breach of the Lease and Tenant has no claim for any failure of Landlord to perform its obligations under the Lease.

10.  Tenant shall pay to SL Green Management LLC upon demand all costs, expenses and attorneys’ fees incurred by Landlord in connection with the review of the Sublease and preparation of this Consent.

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11. This consent shall have no force or effect unless and until it is fully executed and delivered by each of the parties referred to below and shall be binding upon and inure to the benefit of each of their respective legal representatives, successors and permitted assigns.

Very truly yours, S.L. Green Management Corp., as Agent for Landlord

By:	/s/ Steven Durels
Name: Steven Durels
Title: Executive Vice President

The above is agreed to:
Citibank, N.A., as Tenant

By:	/s/ Stephen P. Snell
Name: Stephen P. Snell
Title: Vice President

Value Line, Inc., as Subtenant

By:	/s/ Howard A. Brecher
Name: Howard A. Brecher
Title: President

EXHIBIT A
(to be attached)